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                                                                       EXHIBIT 5

                         [Letterhead of Foley & Lardner]

                                  May 9, 2002

Entravision Communications Corporation
2425 Olympic Boulevard, Suite 6000 West
Santa Monica, California  90404

         Re:  Securities of Entravision Communications Corporation
              ----------------------------------------------------

Ladies and Gentlemen:

         We have acted as securities counsel for Entravision Communications Corporation, a Delaware corporation (the "Company"), and each of the Additional Registrants (as defined below and, together with the Company, collectively the "Registrants"), in connection with the filing on the date hereof with the United States Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement").

         The Registration Statement relates to the issuance and sale, from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of any of, or any combination of, the following securities with an aggregate initial public offering price of up to $500,000,000: (A) shares of the Company's Class A common stock, par value $0.0001 per share (the "Common Stock"); (B) shares of the Company's preferred stock, par value $0.0001 per share (the "Preferred Stock");
(C) one or more series of the Company's debt securities (the "Debt Securities"), which may be senior or subordinated and/or other evidence of indebtedness, which may be senior or subordinated; (D) guarantees of the Debt Securities (the "Guarantees") by the Additional Registrants; and (E) warrants ("Warrants") to purchase Common Stock, Preferred Stock or Debt Securities. The Common Stock, Preferred Stock, Debt Securities and Warrants are collectively referred to herein as the "Securities". The terms used herein, unless otherwise defined, have the meanings assigned to them in the Registration Statement.

         The Additional Registrants are: Glendale Broadcasting, Inc., KZLZ Broadcasting, Inc., KZPZ Broadcasting, Inc., KZPZ License Corporation; Entravision San Diego, Inc., The Community Broadcasting Company of San Diego, Incorporated, EMI Sacramento Radio, Inc., EMI Los Angeles Radio, Inc., NEWKKSJ, Inc., Norte Broadcasting, Inc., Oroville Radio, Inc., Pacifico Broadcasting, Inc., Riverside Radio, Inc., Sur Broadcasting, Inc., KHZZ Broadcasting, Inc., KPPC Radio, Inc., KZCO Broadcasting, Inc., KZFO Broadcasting, Inc., KZMS Broadcasting, Inc., KZSL Broadcasting, Inc., KZST Broadcasting, Inc., Vista Television, Inc., Channel Fifty Seven, Inc., Aspen FM, Inc., Arizona Radio, Inc., Embarcadero Media, Inc., Entravision-Texas L.P., Inc., Latin Communications Inc., Latin Communications EXCL Inc., Latin Communications Group Inc., Los Cerezos Television Company, Personal Achievement



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Radio, Inc., VEA Acquisition Corp., Vista Media Group, Inc., Vista Media Group
of New York, Inc., Vista Outdoor Advertising, Inc. (N.Y.), Vista Outdoor Advertising, Inc. (CAL.), Z-Spanish Media Corporation, WLQY Broadcasting, Inc., Entravision-Texas G.P., LLC, Entravision Communications Company, L.L.C., Entravision Communications Of Midland, LLC, Entravision, L.L.C., Entravision-El Paso, L.L.C., EXCL Holdings, Inc., EXCL Communications, Inc., Metro Mix, Inc., Norte Broadcasting of Colorado, Inc., Sur Broadcasting of Colorado, Inc., WRZA Broadcasting, Inc., WZCO Broadcasting, Inc., New WNDZ, Inc., Meridian Communications Company, Norte Broadcasting of Nevada, Inc., Radio Exito, Inc., Sextant Broadcasting Company, Norte Broadcasting of New Mexico, Inc., SUR Broadcasting of New Mexico, Inc., Sale Point Posters, Inc., Seaboard Outdoor Advertising Co., Inc., KTLR Broadcasting, Inc., Entravision-Texas Limited Partnership and Portland Radio Inc.

     The senior Debt Securities will be issued under a Senior Debt Indenture substantially in the form filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the "Senior Indenture"), to be entered into between the Company and the trustee named therein (the "Senior Indenture Trustee") and qualified to act as such under the Trust Indenture Act of 1939, as amended (the "TIA"). The subordinated Debt Securities will be issued under a Subordinated Debt Indenture substantially in the form filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the "Subordinated Indenture"), to be entered into between the Company and the trustee named therein (the "Subordinated Indenture Trustee") and qualified to act as such under the TIA. The Preferred Stock will be issued under a certificate of designations substantially in the form to be filed with the Secretary of State of the State of Delaware and as an exhibit to the Registration Statement. The Warrants will be issued under a warrant agreement substantially in the form to be filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the "Warrant Agreement").

     In connection herewith, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of such documents, organizational records and other instruments as we have deemed necessary for the purpose of this opinion, including: (A) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company; (B) the organizational and governing documents of each of the Additional Registrants;
(C) the minutes and records of the corporate proceedings of the Company with respect to the issuance of the Securities; (D) the minutes and records of the corporate, limited liability company or partnership proceedings, as applicable, of the Additional Registrants with respect to the issuance of the Guarantees; and (E) the Registration Statement and the exhibits thereto.

     For the purposes of our opinions, we have, with your permission, assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing all documents on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties thereto. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.


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         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

         1. Each of the Registrants is a corporation, limited liability company or partnership, as the case may be, existing and in good standing under the laws of the state of its incorporation, organization or formation, as applicable.

         2. When, as and if (A) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (B) appropriate corporate action has been taken to authorize the issuance of Common Stock, (C) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (D) Common Stock shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (E) certificates representing shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Common Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

         3. When, as and if (A) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (B) appropriate corporate action has been taken to authorize the issuance of Preferred Stock, fix the terms thereof and authorize the execution and filing of a certificate of designations relating thereto with the Secretary of State of the State of Delaware, (C) such certificate of designations shall have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Delaware, (D) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (E) Preferred Stock with terms so fixed shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (F) certificates representing shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

         4. When, as and if (A) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (B) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Senior Indenture and any supplemental indentures and the terms of any series of senior Debt Securities, (C) the Senior Indenture has been qualified under the TIA, (D) the Senior Indenture Trustee has been qualified under the TIA, (E) the senior Debt Securities shall have been issued in the form and containing the terms set forth in the Registration Statement, the Senior Indenture and such corporate action, (F) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (G) the senior Debt Securities have been authenticated by the Senior Indenture Trustee, then, upon the happening of such events, the senior Debt Securities, when issued, will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

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         5. When, as and if (A) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (B) the senior Debt Securities shall have become binding obligations of the Company, enforceable against the Company in accordance with their terms, (C) the appropriate corporate, limited liability company or partnership action, as applicable, has been taken by each applicable Additional Registrant to authorize the form, terms, execution and delivery of such Additional Registrant's Guarantee with respect to the senior Debt Securities (the "Senior Debt Guarantee"), and (D) the Senior Debt Guarantees shall have been issued in the form and containing the terms set forth in the Registration Statement, the Senior Debt Indenture and such corporate, limited liability company or partnership action, as applicable, then, upon the happening of such events, such Senior Debt Guarantee, when issued, will constitute a valid and binding obligation of such Additional Registrant, enforceable against such Additional Registrant in accordance with its terms.

         6. When, as and if (A) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (B) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Subordinated Indenture and any supplemental indentures and the terms of any series of subordinated Debt Securities, (C) the Subordinated Indenture has been qualified under the TIA, (D) the Subordinated Indenture Trustee has been qualified under the TIA, (E) the subordinated Debt Securities shall have been issued in the form and containing the terms set forth in the Registration Statement, the Subordinated Indenture and such corporate action, (F) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and
(G) the subordinated Debt Securities have been authenticated by the Subordinated Indenture Trustee, then, upon the happening of such events, the subordinated Debt Securities, when issued, will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

         7. When, as and if (A) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (B) the subordinated Debt Securities shall have become binding obligations of the Company, enforceable against the Company in accordance with their terms, (C) the appropriate corporate, limited liability company or partnership action, as applicable, has been taken by each applicable Additional Registrant to authorize the form, terms, execution and delivery of such Additional Registrant's Guarantee with respect to the subordinated Debt Securities (the "Subordinated Debt Guarantee"), and (D) the Subordinated Debt Guarantees shall have been issued in the form and containing the terms set forth in the Registration Statement, the Subordinated Debt Indenture and such corporate, limited liability company or partnership action, as applicable, then, upon the happening of such events, such Subordinated Debt Guarantee, when issued, will constitute a valid and binding obligation of such Additional Registrant, enforceable against such Additional Registrant in accordance with its terms.

         8. When, as and if (A) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (B) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Warrant Agreement (including a corresponding form of certificate evidencing the Common Stock Warrants, Preferred Stock Warrants or Debt Warrants, as applicable), and (C) Common Stock Warrants, Preferred Stock Warrants or Debt Warrants, as applicable, with such terms are duly


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executed, attested, issued and delivered by duly authorized officers of the
Company against payment in the manner provided for in the applicable Warrant Agreement and such corporate action, then, upon the happening of such events, such Common Stock Warrants, Preferred Stock Warrants or Debt Warrants, as applicable, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (A) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors' rights generally, (B) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (C) public policy considerations which may limit the rights of parties to obtain certain remedies, and (D) other commonly recognized statutory and judicial constraints on enforceability, including without limitation statutes of limitations. We advise you that issues addressed by this letter may be governed in whole or in part by laws other than those upon which our opinions are based, but we did not review or attempt to identify any other law which might be relevant for purposes of our opinions and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. In addition, our opinions expressed above regarding the enforceability of any guarantee are further limited by principles of law that may render guarantees unenforceable under circumstances where (i) the guaranteed obligations are materially modified without the consent of the guarantor or (ii) the beneficiary releases the primary obligor. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof. We disclaim any obligations to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         For purposes of the opinions in paragraph 1, we have relied exclusively upon a certificate issued by a governmental authority in each relevant jurisdiction and statements and representations of officers and other representatives of the Registrants and others, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificate. We have assumed without investigation that there has been no relevant change or development between the date of such certificate and the date of this letter.

         For purposes of our opinions, we have assumed that (A) the Registration Statement remains effective during the offer and sale of the particular Securities, (B) the terms of any (1) indenture, as executed or as thereafter amended, (2) supplemental indenture to such indenture or (3) debt Warrant Agreement, each as applicable to the particular Debt Securities, are consistent with the description of the terms of such indenture or debt Warrant Agreement set forth in the Registration Statement and in the prospectus and the applicable prospectus supplement, (C) at the time of the issuance, sale and delivery of each Security (other than the Guarantees), (1) there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security and, (2) the issuance, sale and delivery of such Security, the terms of such Security and the compliance by the Company with the terms of such Security will not violate any applicable law, any restriction imposed by any court or governmental body having jurisdiction over the Company or any Additional Registrant, (D) at the time of the issuance and


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delivery of each Guarantee, (1) there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Guarantee, and (2) the issuance and delivery of such Guarantee, the terms of such Guarantee and the compliance by each Additional Registrant with the terms of its Guarantee will not violate any applicable law, any restriction imposed by any court or governmental body having jurisdiction over such Additional Registrant, and (E) any revisions to the form of any indenture filed as an exhibit to the Registration Statement prior to the execution thereof, and any amendments or supplemental indentures to such indenture, as executed, will not require re-qualification of such indenture under the TIA. We have also made other assumptions which we believe to be appropriate for the purposes of this letter.

         The foregoing opinions are limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the prospectus included as part of the Registration Statement.

                                Very truly yours,

                               /s/ FOLEY & LARDNER


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